Exhibit 99.1

RealNetworks to Acquire WiderThan for $350 Million

SEATTLE and SEOUL—September 12, 2006—RealNetworks, Inc. (Nasdaq: RNWK) and WiderThan Co., Ltd. (Nasdaq: WTHN) today announced a definitive agreement under which RealNetworks will acquire WiderThan, a leading provider of integrated mobile music and entertainment solutions, through a cash tender offer for $17.05 per share or approximately $350 million.

WiderThan is a leading provider of ringback tones, music-on-demand and other mobile entertainment services to more than 50 wireless carriers in more than 25 countries including leading carriers such as SK Telecom in South Korea, Verizon Wireless in the U.S., and Bharti Airtel in India. For the six months ended June 30, 2006, WiderThan achieved $61.9 million in revenue, an increase of 39% over the same period in 2005. Net income for the first six months of 2006 was $7.4 million, an increase of 79% from the prior year, and adjusted EBITDA for the first six months of 2006 increased 64% to $14.2 million, compared to the previous year. As of June 30, 2006, WiderThan had approximately $93 million of cash, cash equivalents and short-term financial instruments.

“WiderThan is a world leader in mobile music services,” said Rob Glaser, Chairman and CEO of RealNetworks. “Indeed, RealNetworks and WiderThan share a common tradition of technical innovation and end-to-end excellence in digital media. We believe the combination of RealNetworks and WiderThan will greatly enhance our digital entertainment products and services and accelerate our reach around the world.”

“WiderThan has established a trusted position of delivering innovative and commercially successful digital music and entertainment services in partnership with tier 1 mobile carriers,” said Sang Jun Park, CEO and Representative Director of WiderThan. “By combining with RealNetworks, we will now be able to provide wireless carrier customers with an even richer set of mobile entertainment services.”

Leader in Rapidly Growing Markets
WiderThan pioneered several new mobile entertainment applications in one of the most advanced wireless markets in the world, South Korea. The company’s strategy has been to innovate, deploy, and then upon consumer adoption, export those products globally. The company developed and launched with SK Telecom one of the world’s first commercial ringback tone and Music-on-Demand services. WiderThan has successfully delivered these mobile entertainment services to carriers around the world, including Verizon Wireless (which recently launched its VCAST Music service), Bharti Airtel, T-Mobile USA, Globe Telecom in the Philippines, and TMN Portugal.

One of WiderThan’s key customers and strategic partners is SK Telecom, the largest wireless carrier in South Korea. “SK Telecom has enjoyed a long-standing, strategic relationship with WiderThan over the years and we look forward to continuing that relationship with RealNetworks, also an early pioneer in digital media, as we continue to collaborate on developing more innovative, mobile applications for our customers,” said Mr. Won Soo Shin, Head of Content Business Division for SK Telecom.

Together, ringback tones (RBT) and Music-on-Demand (MoD) constitute key emerging services in a mobile entertainment market, which according to Juniper Research will grow from $15 billion in 2005 to $38 billion in 2009, a compound annual growth rate (CAGR) of 25%. According to industry analyst firm ABI Research, RBT will grow from $65 million in 2005 to $2.5 billion in 2009, a CAGR of 149%. Today, WiderThan and SK Telecom have achieved approximately 43% RBT penetration of SK Telecom’s approximately 20 million subscribers. WiderThan is well positioned to meet growing demand as the RBT provider for the some of the largest carriers in the U.S., India, the Philippines and Portugal.

According to ABI Research, global MoD revenues are expected to grow from $252 million in 2005 to $4.8 billion in 2009, a CAGR of 109%. Today, WiderThan powers the music services of two market leaders, SK Telecom and Verizon Wireless, which combined have approximately 75 million addressable subscribers.

Wireless carriers around the world have invested billions of dollars in their high speed networks to enable a wide array of advanced applications and services. WiderThan’s operational model is based on its solutions being embedded within the carrier networks. As a result, WiderThan’s commercial relationships with its carrier customers are characterized by deep, multi-year terms to provide WiderThan’s services. WiderThan’s carrier application services business model scales in direct proportion to the success of its carrier customers.

In addition to RBT and MoD, WiderThan is also a leader in other mobile applications such as Inter-Carrier Messaging and Mobile Games. WiderThan continues to pioneer new mobile applications, often in partnership with market leaders such as SK Telecom.

Synergies
Both companies have a heritage of innovation that has enabled popular consumer services including music, casual games and video services. This acquisition is complementary to RealNetworks’ strategy of providing end-to-end digital media solutions to partners such as Cingular, Comcast, Sprint and Telmex. The companies’ geographic footprints are complementary, with both companies enjoying market penetration in North America, while RealNetworks is strong in Europe, and WiderThan in Asia. This acquisition also provides RealNetworks with technology and customer relationships to extend its market-leading music subscription service into the rapidly growing mobile music space.

RealNetworks expects the acquisition to be accretive in 2007 excluding acquisition-related charges (1). RealNetworks intends to keep the WiderThan brand intact and operate the business as a wholly owned subsidiary and intends to maintain its existing employee base.

Terms and Conditions
The acquisition will be conducted by means of a cash tender offer for all of the American Depositary Shares (ADSs) and common shares of WiderThan. The tender offer is subject to various closing conditions and is expected to be completed during the first quarter of 2007. The holders of approximately 44% of WiderThan’s outstanding capital stock have agreed to support the transaction and to tender their shares in the tender offer, subject to the terms of their voting and tender agreements. Additional details regarding the tender offer and the transaction will be filed with the Securities and Exchange Commission (SEC) concurrently with the commencement of the tender offer.

Lehman Brothers, Inc. acted as financial advisor to RealNetworks on the transaction while Jefferies Broadview, a division of Jefferies & Company, Inc., advised WiderThan.

Webcast and Conference Call
The Companies will host a Webcast and conference call today at 5:00 p.m. ET/2:00 p.m. PT. The live Webcast, featuring slides and audio, will be available at http://investor.realnetworks.com. Listeners will require RealPlayer® to listen to the conference call, which can be downloaded for free at www.real.com. The on-demand Webcast will be available approximately two hours following the conclusion of the live Webcast. Participants may access the conference call by dialing 800-857-5305 (773-681-5857 for international callers). The passcode is “RealNetworks” and the leader is Rob Glaser. A telephonic replay will be available until 8:00 pm (Eastern), September 19th, and may be accessed by dialing 866-367-5568 (203-369-0228 for international callers).

For More Information Contact
For RealNetworks:
Press: Bill Hankes, RealNetworks, (206) 892-6614, bhankes@realnetworks.com
Financial: Roy Goodman, RealNetworks, (206) 674-2330, rgoodman@realnetworks.com

For WiderThan:
Press: Melissa Mirabile, Fleishman-Hillard for WiderThan (914) 841-5180, melissa.mirabile@fleishman.com
Financial: Tania Almond, WiderThan, (571) 521-1080, ir@widerthan.com

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ABOUT REALNETWORKS
RealNetworks, Inc. is a leading creator of digital media services and software including Rhapsody®, RealPlayer® 10 and casual PC and mobile games. Broadcasters, network operators, media companies and enterprises use RealNetworks’ products and services to create and deliver digital media to PCs, mobile phones and consumer electronic devices. Consumers can access and experience audio/video programming and download RealNetworks’ consumer software at http://www.real.com. RealNetworks’ systems and corporate information are located at http://www.realnetworks.com.

ABOUT WIDERTHAN
WiderThan is a leading provider of integrated mobile entertainment solutions for wireless carriers. WiderThan’s applications, content and services enable wireless carriers to provide a broad range of mobile entertainment, such as ringback tones, music-on-demand, mobile games, ringtones, messaging and information services, to their subscribers. WiderThan currently provides mobile entertainment solutions to more than 50 wireless carriers in over 25 countries, including SK Telecom in Korea, Cingular Wireless, Sprint Nextel, T- Mobile USA and Verizon Wireless in the United States, Bharti Airtel in India and Globe Telecom in the Philippines.

About Non-GAAP Financial Measures
To supplement WiderThan’s consolidated financial statements presented in accordance with US GAAP, WiderThan uses non-US GAAP measures of certain components of financial performance, including adjusted EBITDA (earnings before interest, taxes, depreciation and amortization), which are adjusted from WiderThan’s US GAAP results. These non-GAAP results provide useful information to both management and investors by excluding expenses which we believe may not be indicative of the Company’s core operating results. These measures should be considered in addition to results prepared in accordance with US GAAP, but should not be considered a substitute for, or superior to, US GAAP results. Adjusted EBITDA excludes non-cash stock-based compensation expense, depreciation and amortization expense from WiderThan’s statement of operations. The non-GAAP measure included in this press release has been reconciled to the nearest US GAAP measure as follows (in $000’s):

Six Months Ended June 30, 2006

Reconciliation of Net Income to Adjusted EBITDA:
Net income	$7,356
Cumulative effect on prior years of retroactive
application of FAS 123 ( R )	152
(Gain) loss from equity method investment	(168)
Income taxes	4,221
Total other income	(1,401)
Depreciation and amortization	2,640
Stock compensation expenses	1,359

Adjusted EBITDA	$14,159

(1) Acquisition related charges include: amortization of intangible assets, stock based compensation, payments to be made related to unvested stock options, and other costs directly associated with the acquisition.

THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL ANY SECURITIES. THE SOLICITATION AND THE OFFER TO BUY WIDERTHAN COMMON SHARES AND AMERICAN DEPOSITARY SHARES WILL ONLY BE MADE PURSUANT TO AN OFFER TO PURCHASE AND RELATED MATERIALS THAT REALNETWORKS INTENDS TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION. WIDERTHAN STOCKHOLDERS AND OTHER INVESTORS SHOULD READ THE TENDER OFFER STATEMENT, THE OFFER TO PURCHASE AND RELATED MATERIALS CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE TENDER OFFER. ONCE FILED, WIDERTHAN STOCKHOLDERS AND OTHER INVESTORS WILL BE ABLE TO OBTAIN COPIES OF THE TENDER OFFER STATEMENT ON SCHEDULE ‘TO’, THE OFFER TO PURCHASE AND RELATED DOCUMENTS WITHOUT CHARGE FROM THE SECURITIES AND EXCHANGE COMMISSION THROUGH THE COMMISSION’S WEB SITE AT WWW.SEC.GOV. STOCKHOLDERS AND OTHER INVESTORS ARE URGED TO READ CAREFULLY THOSE MATERIALS PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO THE OFFER.

Forward-Looking Statements
This news release contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of RealNetworks, WiderThan and their respective consolidated subsidiaries could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including the expected benefits and costs of the transaction; management plans relating to the transaction; the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions; any projections of earnings, revenues, synergies, accretion, margins or other financial items relating to WiderThan or RealNetworks; any statements of the plans, strategies and objectives of management for future operations, including the execution of integration plans; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the possibility that expected benefits may not materialize as expected; risks related to the timing or ultimate completion of the transaction; that, prior to the completion of the transaction, WiderThan’s business or RealNetworks’ business may not perform as expected due to uncertainty; that the parties are unable to successfully implement integration strategies; and other risks that are described from time to time in RealNetworks’ and WiderThan’s Securities and Exchange Commission reports and other filings, including but not limited to the risks described in RealNetworks’ Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2006 and other reports filed after RealNetworks’ Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and WiderThan’s Annual Report on Form 20-F for the fiscal year ended December 31, 2005. RealNetworks and WiderThan assume no obligation and do not intend to update these forward-looking statements.